Exhibit 99.1

February 1, 2024

RAVE Restaurant Group, Inc. Reports Second Quarter Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the second quarter of fiscal 2024 ended December 24, 2023.

Second Quarter Highlights:

•	The Company recorded net income of $0.6 million for the second quarter of fiscal 2024 compared to net income of $0.3 million for the same period of the prior year.

•	Income before taxes increased 10.7% to $0.5 million for the second quarter of fiscal 2024 compared to the same period of the prior year.

•	Total revenue decreased slightly by $0.1 million to $2.8 million for the second quarter of fiscal 2024 compared to the same period of the prior year.

•	Adjusted EBITDA remained stable at $0.6 million for the second quarter of fiscal 2024 compared to the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales increased 7.0% in the second quarter of fiscal 2024 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales increased 0.8% in the second quarter of fiscal 2024 compared to the same period of the prior year.

•	On a fully diluted basis, net income increased by $0.02 to $0.04 per share for the second quarter of fiscal 2024 compared to the same period of the prior year.

•	Cash and cash equivalents were $5.3 million at December 24, 2023.

•	Pizza Inn domestic unit count finished at 112.

•	Pizza Inn international unit count finished at 18.

•	Pie Five domestic unit count finished at 24.

“Following a strong Q1, we’ve hit our 15th consecutive quarter of profitability with steady same-store sales growth at both Pizza Inn and Pie Five in Q2,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc. “This fiscal quarter, we focused on our unwavering commitment to maintain tight cost control, which has been a cornerstone of our success. Our disciplined financial approach has allowed us to effectively navigate the competitive landscape, while our commitment to operational efficiency has positioned us for continued success in the ever-evolving market."

“Despite a slight decrease in total revenue, we saw steady profit growth with net income reaching $0.6 million compared to $0.3 million in the same period last year," Solano continued. “This is a testament to the dedication of our team and the effectiveness of our financial strategies, positioning us for sustained growth and shareholder value."

"We're also thrilled to welcome three new Pie Five franchisees into our family, taking over locations throughout Texas,” said Solano. “Their partnership underscores the attractiveness of our brand and continued confidence in our business model. Even in the face of varying same-store sales, including Pizza Inn's impressive 7.0% increase and Pie Five's solid 0.8% growth in Q2, our strategic initiatives have contributed to our overall positive financial performance."

On reimaging, Solano noted, “We’ve embarked on a significant journey to reimagine our stores, and I’m excited to announce 10 more Pizza Inn restaurants are set to begin the process, which elevates both the aesthetics and functionality. These dramatic updates reflect our commitment to enhancing the overall experience for both our franchise partners and guests, and we’ve been pleased to see strong results from the completed prototype in Asheboro, NC. We anticipate completing most of these transformations before the end of the fiscal year."

“As part of our strategic vision, we've strengthened our organization by continuing to invest in key areas such as analytics, development and IT,” Solano stated. “The addition of team members to these functional areas reflects our commitment to innovation and growth.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, the effectiveness of our cost cutting measures, the timing to complete as well as the continued returns on our reimaging initiatives, the strength of our development pipeline, as well as future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn's house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America's favorite hometown pizza place. This, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five's craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainn and @piefivepizza.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 24, 2023	December 25, 2022	December 24, 2023	December 25, 2022
REVENUES:	$2,792	$2,866	$5,881	$5,871

COSTS AND EXPENSES:
General and administrative expenses	1,341	1,453	2,660	2,796
Franchise expenses	844	867	2,016	2,069
Impairment of long-lived assets and other lease charges	—	—	—	5
Bad debt expense	10	5	35	9
Interest expense	—	—	—	1
Depreciation and amortization expense	57	53	112	104
Total costs and expenses	2,252	2,378	4,823	4,984

INCOME BEFORE TAXES	540	488	1,058	887
Income tax benefit (expense)	13	(140)	(119)	(232)
NET INCOME	$553	$348	$939	$655

INCOME PER SHARE OF COMMON STOCK - BASIC:	$0.04	$0.02	$0.07	$0.04

INCOME PER SHARE OF COMMON STOCK - DILUTED:	$0.04	$0.02	$0.07	$0.04

Weighted average common shares outstanding - basic	14,444	16,351	14,299	16,491

Weighted average common shares outstanding - diluted	14,465	16,351	14,319	16,491

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 24, 2023	June 25, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,306	$5,328
Accounts receivable, less allowance for bad debts of $23 and $58, respectively	1,193	1,145
Notes receivable, current	82	105
Assets held for sale	37	19
Deferred contract charges, current	30	33
Prepaid expenses and other current assets	458	204
Total current assets	7,106	6,834

LONG-TERM ASSETS
Property and equipment, net	208	258
Operating lease right of use assets, net	1,008	1,227
Intangible assets definite-lived, net	294	328
Notes receivable, net of current portion	61	28
Deferred tax asset, net	5,271	5,342
Deferred contract charges, net of current portion	212	220
Total assets	$14,160	$14,237

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$653	$502
Accrued expenses	449	891
Operating lease liabilities, current	432	463
Deferred revenues, current	163	342
Total current liabilities	1,697	2,198

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	740	958
Deferred revenues, net of current portion	622	690
Total liabilities	3,059	3,846

COMMITMENTS AND CONTINGENCIES (SEE NOTE C)

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,522,171 and 25,090,058 shares, respectively; outstanding 14,586,566 and 14,154,453 shares, respectively	255	251
Additional paid-in capital	37,496	37,729
Retained earnings	3,378	2,439
Treasury stock, at cost
Shares in treasury: 10,935,605 and 10,935,605 respectively	(30,028)	(30,028)
Total shareholders' equity	11,101	10,391

Total liabilities and shareholders' equity	$14,160	$14,237

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	December 24, 2023	December 25, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$939	$655
Adjustments to reconcile net income to cash provided by operating activities:
Impairment of long-lived assets and other lease charges	—	5
Stock-based compensation expense	82	173
Depreciation and amortization	70	70
Amortization of operating right of use assets	219	217
Amortization of intangible assets definite-lived	42	34
Allowance for bad debts	35	9
Deferred income tax	71	182
Changes in operating assets and liabilities:
Accounts receivable	(69)	696
Notes receivable	(54)	14
Deferred contract charges	11	2
Prepaid expenses and other current assets	(254)	41
Accounts payable - trade	151	(91)
Accrued expenses	(442)	(675)
Operating lease liabilities	(249)	(241)
Deferred revenues	(247)	(299)
Cash provided by operating activities	305	792

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable	30	60
Purchase of intangible assets definite-lived	(8)	(114)
Purchase of property and equipment	(38)	(23)
Cash used in investing activities	(16)	(77)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	—	(4,979)
Taxes paid on issuance of restricted stock units	(311)	—
Payments on short term loan	—	(30)
Cash used in financing activities	(311)	(5,009)

Net decrease in cash and cash equivalents	(22)	(4,294)
Cash and cash equivalents, beginning of period	5,328	7,723
Cash and cash equivalents, end of period	$5,306	$3,429
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH (REFUNDED)/PAID FOR:
Income taxes	$(4)	$91

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 24, 2023	December 25, 2022	December 24, 2023	December 25, 2022
Net income	$553	$348	$939	$655
Interest expense	—	—	—	1
Income taxes	(13)	140	119	232
Depreciation and amortization	57	53	112	104
EBITDA	$597	$541	$1,170	$992
Stock-based compensation expense	3	87	82	173
Severance	—	—	—	—
Impairment of long-lived assets and other lease charges	—	—	—	5
Franchisee default and closed store revenue	(18)	(13)	(82)	(13)
Closed and non-operating store costs	—	—	—	—
Adjusted EBITDA	$582	$615	$1,170	$1,157